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                                                                    EXHIBIT 4.12


                               SECOND AMENDMENT
                                      TO
                   ARKLA EMPLOYEE SAVINGS & INVESTMENT PLAN


     NorAm Energy Corp., a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the Arkla Employee Savings & Investment Plan (the "Plan").


     1. The Plan is hereby redesignated as the "NorAm Employee Savings & Investment Plan".

     2. All references in the Plan to "Arkla, Inc., a Delaware corporation," and "Arkla" are hereby amended to refer to "NorAm Energy Corp., a Delaware corporation," and "NorAm", respectively.

     3.   The foregoing amendments will be effective as of September 13, 1995.

     Executed at Houston, Texas, this 30th of September, 1995.


                                            NORAM ENERGY CORP.



                                            By /s/ Rick L. Spurlock
                                               -------------------------------
                                               Rick L. Spurlock, Senior Vice
                                               President, Human Resources